Exhibit 99.6

Chartwell Care Givers, Inc.

Case No. 02-88568

Reporting Period: March 31, 2004

Schedule of Cash Receipts and Disbursements

	Bank Accounts				Current Month		Cumulative
	Sky #6423 - East	Sky #6415 - West	Comerica #061	Comerica #384	Actual	Projected	Actual	Projected

Cash Balance Beginning	$2,380	$10,385	$(41,272)	$(1,577)	$(30,085)	$—	$(35,950)	$—

Recepits
Cash sales					—		—
Accounts Receivable	1,305	14,808			16,113		316,992
Loans and Advances					—		—
Sale of Assets					—		—
Other - Cash Transfers from Related Companies			795,821	487,245	1,283,065		17,717,817
Total Receipts	1,305	14,808	795,821	487,245	1,299,178	—	18,034,808	—

Disbursements
Net Payroll					—		(4,232,023)
Payroll Taxes							—
Sales, Use and Other Taxes							—
Inventory Purchases							(939,248)
Rents and Lease Payments							—
Insurance							(224,193)
Administrative & Selling					—		(10,146,304)
Other - Cash Transfers from Related Companies	(3,482)	(23,641)	(777,917)	(487,440)	(1,292,480)		(2,480,477)
Professional Fees							—
U.S. Trustee Fees							—
Court Costs							—
Total Disbursements	(3,482)	(23,641)	(777,917)	(487,440)	(1,292,480)	—	(18,022,245)	—

Net Cash Flow	(2,177)	(8,833)	17,904	(196)	6,698	—	12,563	—

Cash End of Month	$203	$1,552	$(23,369)	$(1,773)	$(23,386)	$—	$(23,386)	$—

Chartwell Care Givers, Inc.

Case #02-88568

CONSOLIDATED STATEMENTS OF INCOME

(Post-Petition)

	For The One Month Ended March 31, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$2,269,161	$37,027,301

Net Revenues	2,269,161	37,027,301

Operating Expenses:
Cost of Services	1,180,279	15,176,526

Gross Margin	1,088,882	21,850,775
	48.0%	59.0%

General and administrative expenses:
Personnel costs	1,054,559	15,094,092
Occupancy costs	129,507	1,781,505
Bad debt expense	767,178	2,454,835
Other	119,591	31,605,342

Total General and Administrative Expenses	2,070,835	50,935,774

Loss from Operations	(981,953)	(29,084,999)

Other Expenses (Income):
Interest expense	80,724	1,164,703
Depreciation and amortization	61,157	978,724
Other expense (income)	160,639	1,774,950

Other Expenses - Net	302,520	3,918,377

(Loss) Income before Reorganization Items	(1,284,473)	(33,003,376)

Reorganization Items:
Professional fees	24,744	560,208
Other	3,333	(824,137)

Reorganization Expenses - Net	28,077	(263,929)

Loss Before Income Tax Provision	(1,312,550)	(32,739,447)

Income Tax Provision	—	—

Net Loss	(1,312,550)	(32,739,447)

Chartwell Care Givers, Inc.

Case No. 02-88568

Reporting Period:  March 31, 2004

Balance Sheet

	Book Value
	@ Current Date	@ Petition Date
Assets
Current Assets
Unrestricted Cash and Equivalents	$(23,386)	$12,687
Accounts Receivable(net)	5,323,050	6,984,710
Inventories	697,341	670,610
InterCompany with Bankrupt Subsidiaries	(1,927,540)	14,311,991
Prepaid Expenses and Other Current Assets	391,720	12,216
Total Current Assets	$4,461,185	$21,992,214

Property, Plant and Equipment	$1,325,824	$2,153,106

Other Assets

Goodwill (net)	$1,100,000	$—
Intangible Asset (net)	10,300,000	—
Other Assets	65,649	91,540
Total Other Assets	$11,465,649	$91,540

Total Assets	$17,252,658	$24,236,860

Liabilities & Equity
Liabilities Not Under Compromise
Accounts Payable	$1,543,965	$2,235
Accrued Payroll and Benefit Costs	774,922	68,917
Accrued Other and Other Liabilities	2,230,905	—
Secured Debt	2,459,771	—
Total Post-Petition Liabilities	$7,009,563	$71,152

Liabilities Under Compromise
Unsecured Debt	$—	$13,779,232
Secured Debt	958,617	4,302,450
Accounts Payable	2,998,422	3,216,188
Accrued Payroll and Other Liabilities	787,124	2,729,193
Intercompany with Bankrupt Subsidiaries	—	—
Total Pre-Petition Liabilities	$4,744,163	$24,027,063

Total Liabilities	$11,753,726	$24,098,215

Equity
Additional Paid in Capital	$41,802,232	$—
Accumulated (Deficit) Retained Earnings	(36,303,300)	138,645
Total Equity	$5,498,932	$138,645

Total Liabilities & Equity	$17,252,658	$24,236,860

Chartwell Care Givers, Inc.

Case No. 02-88568

Reporting Period:  March 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(566,342)	$(238,191)	$(28,323)	$(233,159)	$(1,066,015)
Accrued Accounts Payable	(477,950)				(477,950)
Insurance Overpayment	(2,005,488)				(2,005,488)
Accrued Salaries	(428,901)				(428,901)
Accrued PTO	(210,396)				(210,396)
Accrued Commissions	(17,725)				(17,725)
Accrued Workers Comp	(84,947)				(84,947)
Accrued Professional Fees-Other	(78,757)				(78,757)
Accrued Other	(140,701)				(140,701)
Accrued Payroll Taxes	(32,953)				(32,953)
Accrued Sales Tax	(5,959)				(5,959)
Secured Debt	(2,459,771)				(2,459,771)
					—
Total Post Petition Debts	$(6,509,890)	$(238,191)	$(28,323.20)	$(233,159)	$(7,009,563)

1)              Post Petition Accounts Payable to be paid in future periods based on A/P vendor terms.

2)              Post Petiton Accrued Accounts Payable represent current month expenses which were entered into the A/P system after the current month-end A/P close. These items will be paid in future periods based on A/P vendor terms.

3)              Insurance Payments will be recouped in from future EOBs of Request for Payment Letters.

4)              Post Petition Salaries were paid in April-04 in accordance with established payroll cycle.

5)              Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

6)              Accrued Commissions to be paid in April-04.

7)              Accrued Workers Comp will be paid in future periods in accordance with compliance requirements.

8)              Post Petition Accrued Professional Fees-Other to be paid in future periods based on vendor terms.

9)              Post Petition Accrued Expenses to be paid in future period based on vendor terms.

10)        Post Petition Accrued Payroll Taxes were paid in April-04 in accordance with established payroll cycle.

11)        Accrued Sales Tax was paid in April-04 when the respective state return was timely filed.

12)        Post Petition Federal Withholding Taxes were paid in April-04 in accordance with Federal requirements.

13)        Secured debt will be paid down from the collection of Accounts Receivable.

Chartwell Care Givers, Inc.

Case No. 02-88568

Reporting Period March 31, 2004

Accounts Receivable Reconciliation & Aging

Mar-04
Accounts Receivable Aging Rollforward

Total Accounts Receivable at the beginning of the reporting period	$6,701,839
Add: Amount Billed during the Period	2,499,310
Add: Other	513,858
Less: Net Write-offs	(1,212,540)
Less: Amount Collected during the Period	(2,230,652)
Total Accounts Receivable Aging at end of Reporting Period	$6,271,815

Accounts Receivable Aging Bucket Analysis

0 - 30 Days Old	$2,119,070
31 - 60 Days Old	1,111,113
61 - 90 Days Old	833,798
91 + Days Old	2,207,833
Total Aged Accounts Receivable	$6,271,815

Accounts Receivable Reconciliation to the General Ledger

Accounts Receivable Per Aging Report	$6,271,815

Add: Unbilled Revenue	480,130

Less: Unapplied Cash	(6,840)

Less: Allowance for Uncollectible Accounts	(1,422,055)

Total Accounts Receivable Per General Ledger	$5,323,050